Exhibit 99(a)(1)(C)
LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 29, 2023, AS AMENDED ON SEPTEMBER 15, 2023
THE OFFERS WILL EXPIRE AT 7:00 P.M., EASTERN TIME, ON
SEPTEMBER 29, 2023, UNLESS THE OFFERS ARE EXTENDED
Any questions concerning the offers or this Letter of Transmittal can be directed to the following address:

If using overnight mail:	If using standard mail:

Blue Owl Real Estate Net Lease Trust	Blue Owl Real Estate Net Lease Trust
c/o DST Systems, Inc. as Processing Agent	c/o DST Systems, Inc. as Processing Agent
430 W 7th Street, Suite 219398	P.O. Box 219398
Kansas City, MO 64105	Kansas City, MO 64121-9398
If by email: BlueOwl.Repurchases@dstsystems.com
Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to Blue Owl Real Estate Net Lease Trust (the “Company”).
The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.
IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:
This Letter of Transmittal is provided in connection with the Company’s offer (the “Offer to Purchase”) dated August 29, 2023, as amended on September 15, 2023, to purchase up to $32,997,183 (or approximately 3,211,998 shares) of our issued and outstanding Class S common shares, par value $0.01 per share (“Class S Shares”), $3,000,000 (or approximately 295,188 shares) of our issued and outstanding Class D common shares, par value $0.01 per share (“Class D Shares”), and $33,040,284 (or approximately 3,196,343 shares) of our issued and outstanding Class I common shares, par value $0.01 per share (“Class I Shares,” and each of Class S Shares, Class D Shares and Class I Shares, a class of “Common Shares”). The combined aggregate amount of the Common Shares offered to be purchased represents 5.00% of the aggregate net asset value of the Common Shares measured using the average of the Company’s net asset values as of May 31, 2023, June 30, 2023, and July 31, 2023. The term “Shares” as used herein refers only to those Common Shares of each relevant class that are eligible to be repurchased. The Company is an externally managed, non-listed, perpetual-life real estate investment trust formed as a Maryland statutory trust. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company the number of Shares specified below in Section 3 “Number of Shares Being Tendered” for purchase by the Company at a price equal to the net asset value per Share for the applicable class of Common Shares in effect as of August 31, 2023 (the “Applicable Purchase Price” of each Offer), under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, together constitute an “Offer” and collectively, the “Offers”). On August 31, 2023, our net asset values per Share for our Class S Shares, Class D Shares, and Class I Shares were $10.2731, $10.1630, and $10.3369, respectively. The Offers will expire at 7:00 P.M., Eastern Time, on September 29, 2023 (the “Expiration Date”), unless extended. Holders who tender Shares of any relevant class in these Offers will not receive distribution payments for any distributions with record dates after 7:00 P.M. on September 29, 2023 with respect to Shares of the relevant class that are purchased in the Offers, unless the Offers are extended.
Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offers, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares of each relevant class that are being tendered hereby that are purchased pursuant to the Offers.
The name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with such investor(s)’ purchase of the Shares of each relevant class, unless such investor(s)’ Shares have been transferred, in which event the name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offers or may not be required to purchase any of the Shares of each relevant class tendered hereby. In any such event, the Signatory understands that the Shares of each relevant class not purchased, if any, will continue to be held by the Signatory and will not be tendered.
The Signatory understands that acceptance of Shares of each relevant class by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offers. The Signatory understands that the payment of the Applicable Purchase Price for the Shares of each relevant class accepted for purchase by the Company will be made by the Company promptly following expiration of the Offers, and that in no event will the Signatory receive any interest on the Applicable Purchase Price. Payment of the Applicable Purchase Price for the Shares of each relevant class tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.
If the Signatory participates in the Company’s distribution reinvestment plan (“DRIP”), the Signatory will continue to participate in the DRIP unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares of each relevant class in the Offers (whether or not the Company accepts all such Shares for payment pursuant to the Offers), the Signatory’s participation in the DRIP will be terminated as of the Expiration Date of the Offers. Any distributions to be paid to the Signatory on or after the Expiration Date will be paid in cash on the scheduled distribution payment date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.
The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

Blue Owl Real Estate Net Lease Trust

Tender Authorization Form

BLUE OWL

Blue Owl Real Estate Net Lease Trust (referred to herein as the "Company" or "ORENT")

Offer to Purchase Date: August 29, 2023, as amended on September 15, 2023
Expiration Date: September 29, 2023 at 7:00PM Eastern Time

The purpose of this form is to request a tender of your shares of the Company. This ORENT Tender Authorization Form is only valid for the above Offer to Purchase date. Tender Authorization Forms from prior Offers will be rejected.

1 | Investor Information (please complete all fields)

Name of Investor(s) / Entity

ORENT Account Number

SSN/Tax ID Number

Residential Street Address

City

State

ZIP

2 | Share Class and Number of Shares Being Tendered

Share Class (select one) ☐ Class S ☐ Class D ☐ Class I

Tender Amount (select one):

☐ Tender All Shares

☐ Partial Tender - Number of Shares:

☐ Partial Tender - Dollar Amount **$**:

3 | Custodian Information (if applicable)

Custodial held accounts must obtain authorization from the Custodian in the Custodian Information section of this form before remitting to the address provided in the Tender Authorization Form. Forms for Custodial held accounts will be rejected if the required authorization is not present in Section 3.

Name of Custodian

Custodian Account Number

Authorized Signature

Affix Medallion Signature Guarantee Stamp Here – Custodian

4 | Authorization and Signature of Investors

By signing below, the Investor hereby certifies, represents, and instructs ORENT [he/she/it]:

- to make a cash payment (payable by check or wire transfer) of the Transaction Price for Shares of each relevant class accepted for repurchase by ORENT, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the payment instructions on file;
- hereby offers for delivery to ORENT the number of Shares of each relevant class indicated in Section 2 above;
- has full power, authority, and capacity to execute this Tender Authorization Form;
- the information provided above is true and correct; and
- authorizes the custodian of the Shares of each relevant class to execute this Tender Authorization Form.

The Investor understands that ORENT's share repurchase plan contains limitations on the number of shares that can be repurchased under the plan during any quarter. In addition to these limitations, ORENT cannot guarantee that it will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and may elect to repurchase fewer shares of each relevant class than have been requested in any particular quarter, or none at all. If the number of shares of each relevant class subject to repurchase requests exceeds the then applicable limitations, or if ORENT otherwise does not make all requested repurchases, each shareholder's request will be reduced on a pro rata basis. If you wish to have the remainder of your initial request repurchased, you must resubmit a new repurchase request for the remaining amount.

Investor or Authorized Person Signature

Date

Joint Investor or Authorized Person Signature

Date

Once completed, send to:
Email: BlueOwl.Repurchases@dstsystems.com
Overnight Mail: ORENT c/o DST Systems, Inc. as Processing Agent, 430 W 7th Street, Suite 219398, Kansas City, MO 64105

Any questions?
Email: ServiceDesk@blueowl.com
Toll Free: 1-844-331-3341

INSTRUCTIONS TO LETTER OF TRANSMITTAL
THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
1.    Guarantee of Signatures. If the tendered Shares are registered in the name of a custodian, signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a share transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).
2.    Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.
A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 7:00 P.M., Eastern Time, on September 29, 2023, unless the Offers are extended. The Company will accept tendered shares for each relevant class for purchase only after it receives a properly completed and duly executed Letter of Transmittal.
The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
3.    Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.
(a)    For purposes of this Letter of Transmittal, the term “investor” means the person or persons registered as the holder or holders of the Shares of each relevant class on the Company’s share ledger. If this Letter of Transmittal is signed by the investor(s) of the Shares of the relevant class to be tendered, the signature(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares of the relevant class, unless such Shares have been transferred by the investor(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.
(b)    If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
(c)    If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.
(d)    If this Letter of Transmittal is signed by a person other than the investor(s) of the Shares of the relevant class, the Letter of Transmittal must be endorsed or accompanied by appropriate share powers, in either case signed exactly as the name(s) of the investor(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares of the relevant class or of the name of the last transferee indicated on the share ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the investor(s) of the Shares of the relevant class, such signature(s) must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).
NONE OF THE COMPANY, THE BOARD OF TRUSTEES (THE “BOARD”), BLUE OWL REAL ESTATE CAPITAL LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY

NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.
4.    Payment Instructions. The Applicable Purchase Price will be remitted by DST Systems, Inc., the Company’s transfer agent, pursuant to the instructions associated with the account being tendered as maintained in their share ledger. Please contact the Company should you wish to make updates to the instructions currently on file. If the tendered Shares are registered in the name of a custodian, the payment will be made to the custodian.
5.    Determinations of Validity. All questions as to the form of documents and the validity of Shares of each relevant class will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares of each relevant class that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares of each relevant class, provided that any such waiver shall apply to all tenders of such Shares.
6.    Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.
7.    Tax Information.
(a)    Withholding. The Company is entitled to deduct and withhold from amounts otherwise payable to any investor whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the investor in respect of which such deduction and withholding was made.
(b)    Cost Basis Information. Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with these Offers. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with these Offers. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact Blue Owl Real Estate Net Lease Trust at (888) 215-2015.
(c)    Backup Withholding. Each investor that desires to tender Shares must, unless an exemption applies, provide the Company with such investor’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the investor is an individual, the taxpayer identification number is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the investor may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.
Investors are required to give the Company the taxpayer identification number(s) of the investor(s) of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.
If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the investor from the IRS.
Certain investors (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, an investor must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, or other applicable form, signed under penalties of perjury, attesting to that person’s exempt status. An investor would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. investor may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.
INVESTORS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.
*    *    *
IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.